                                  Exhibit 10.48


                              EMPLOYMENT AGREEMENT


                  THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of February 2nd, 1998, by and between HAGLER BAILLY CONSULTING, INC., a Delaware corporation (the "Company"), and Jasjeet Cheema ("Employee").

                  WHEREAS, pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement") dated as of the date hereof among TB&A GROUP, INC., a Delaware corporation ("TB&A"), HAGLER BAILLY, INC., a Delaware corporation ("Hagler Bailly"), and HAGLER BAILLY ACQUISITION CORP. 1998-1, a Delaware corporation and wholly-owned subsidiary of Hagler Bailly ("Merger Sub"), Merger Sub will merge with and into TB&A (the "Merger"), and Hagler Bailly will acquire one hundred percent (100%) of the common stock of TB&A, including the common stock of TB&A owned by the Employee, in exchange for shares of common stock of Hagler Bailly ("Common Stock");

                  WHEREAS, as an inducement to Hagler Bailly to enter into the Merger Agreement and as a condition precedent to Hagler Bailly's obligations under the Merger Agreement, Employee has agreed to execute and deliver this Agreement and to terminate, effective as of the effective time of the Merger, any prior employment agreements or arrangements with TB&A;

             WHEREAS, the Company is a wholly-owned subsidiary of Hagler Bailly;

                  WHEREAS, the Company desires to employ Employee, and Employee desires to be employed by the Company, from and after the effective time of the Merger on the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.       Employment.

     On the terms and conditions set forth in this Agreement, the Company agrees to employ Employee and Employee agrees to be employed by the Company for the term set forth in Section 2 hereof and in the position and with the duties set forth in
                                                                ---------
Section 3 hereof.
---------

2.       Term.

                           The term of this  Agreement  shall commence as of the
effective time of the Merger (the "Commencement Date") and shall end on the third anniversary of the date hereof, unless sooner terminated pursuant to Section 6 hereof (the "Term").

3.       Position and Duties.

     Employee shall serve as Chief Operating Officer and Senior Vice President of the Company and the Company shall cause Employee to become, and Employee shall serve as, President of TB&A or such other position as may, from time to time, be prescribed by the Chief Executive Officer and Board of Directors of the Company (the "Board of Directors") or any of its affiliates and agreed to by Employee.
     Employee agrees to serve the Company faithfully and to the best of his ability; to devote his time, energy and skill during regular business hours (except for illness or incapacity and except for vacation time as provided herein) to such employment; to use his best efforts, skills and ability to promote the Company's interests; if elected, to serve as a director of the Company and its subsidiaries or affiliated corporations or entities; to perform such duties and responsibilities as from time to time may be assigned to him by the Chief Executive Officer and the Board of Directors, which duties shall be consistent with his positions as set forth in the preceding paragraph.

4.       Compensation.

     The Company agrees to pay Employee, either directly or through one of its affiliates, as compensation for all duties performed by him in any capacity during the period of his employment under this Agreement:

(a) an annual base salary ("Base Salary"), payable in equal installments twice monthly to Employee, at the rate of $120,000 per year commencing on the Commencement Date through December 31, 1998. Commencing January 1, 1999 and for the remainder of the Term, the annual rate of Base Salary shall be determined by management of the Company in accordance with the compensation policies of the Company for officers of comparable rank;

(b) a bonus payment ("Bonus") for the calendar year 1998, in an amount, if any, determined by management of the Company in accordance with the compensation policies of TB&A as set forth in Appendix A attached hereto; for calendar year 1999 and each calendar year during the Term, a Bonus, in an amount, if any, determined by management of the Company in accordance with the compensation policies of the Company for officers of comparable rank;


(c) a non-refundable payment in the amount of One Hundred Thousand Dollars ($100,000) payable, at the option of Employee, (i) in cash at the closing of the Merger or (ii) into the Plan (as defined below) as consideration for entering into this Agreement;

     (d) payments from the Hagler Bailly Consulting, Inc. Deferred Compensation Plan (the "Plan") on the first, second and third anniversary dates of the Commencement Date in amounts equal to one-seventh (1/7) of the funds vested under the Plan on such dates;

(d) a grant of options to purchase 15,000 shares of common stock of Hagler Bailly, Inc. on the Commencement Date, with an exercise price at the fair market value on the Commencement Date, vesting in equal amounts over four years commencing on the first anniversary date of the Commencement Date, with a term of ten (10) years, and subject to the terms and conditions of the Hagler Bailly Employee Incentive and Non-Qualified Stock Option and Restricted Stock Plan or any successor plan; and

(e) from time to time Employee shall also be eligible to receive options to purchase Common Stock pursuant to the terms of the Hagler Bailly Employee Incentive and Non-Qualified Stock Option and Restricted Stock Plan or any successor plan, and in the amounts determined by, and subject to the terms and conditions of, the Stock Option Committee of the Board of Directors, or the Board of Directors, of Hagler Bailly.


5.       Benefits; Reimbursement of Expenses; Vacation.

                           During the Term, Employee shall also be eligible to:

(a) participate in all of the benefit programs which are currently or may hereafter be provided by the Company, including, without limitation, all stock option, pension, thrift, employee stock ownership, incentive, retirement, salary continuance and health, life and disability insurance programs ("Benefit Programs") in accordance with policies in effect for officers of comparable rank; provided, that nothing in this Agreement shall require the Company to create, continue or refrain from amending, modifying, revising or revoking any Benefit Programs described herein. Employee shall be entitled to vacation, holidays and personal days on the same basis as other officers of the Company during the first and each subsequent twelve (12) month period during the Term;



     (b) reimbursement by the Company of all expenses reasonably incurred by him during the Term in connection with the performance of his duties, including, without limitation, travel and entertainment expenses reasonably related to the business or interests of the Company, upon submission by him of written documentation of such expenses; and

(b) the other benefits set forth in this Agreement.



6.       Termination.

                           This  Agreement  may  be  terminated   prior  to  the
expiration of its Term as follows:

     (a)  Automatically upon Employee's death;

     (b) For "cause," which for purposes of this Agreement shall mean (A) dereliction of duty by Employee which dereliction has not been cured by Employee within thirty (30) days after written notice thereof has been given to Employee by the Company, (B) Employee's willful engagement in conduct materially injurious to the Company (which shall not include conduct by Employee without malicious intent in the ordinary course of business which results in financial loss to the Company), (C) dishonesty of a material nature that relates to the performance of Employee's duties under this Agreement, (D) Employee's conviction for any misdemeanor that involves fraud, moral turpitude or a material loss to the Company or any felony; or (E) failure by Employee to perform or observe any of the material terms or provisions of this Agreement which failure has not been cured by Employee within thirty (30) days after written notice thereof has been given to Employee by the Company;

     (c) Upon the Company's failure to perform or observe any of the material terms or provisions of this Agreement, and the continued failure of the Company to cure such default within thirty (30) days after written demand for performance has been given to the Company by Employee, which demand shall describe specifically the nature of such alleged failure to perform or observe such material terms or provisions. Without limiting the generality of the foregoing, it is acknowledged and agreed that Sections 4 and 5 of this Agreement are material provisions of this Agreement;

     (d) Upon notice from Employee upon the Company's failure to pay Employee amounts under Section 4 when due; and

     (e) Upon permanent disability of Employee, as such term is defined in the disability insurance programs of the Company; and

     (f)  Upon resignation of Employee.

                  7.       Effect of Termination.

     (a) In the event of the termination of this Agreement pursuant to paragraphs (a) and (f), the Company shall be under no obligation to Employee, except to pay his or her accrued and unpaid Base Salary, Bonus and paid leave payments to the date of termination, any vested portion of the Plan and any vested but unexercised options under the Option Plan, and Employee shall not be entitled to receive any Base Salary or Bonus after the date of termination, any unvested portion of the Plan, and any unvested options under the Option Plan.
     (b) In the event of the termination of this Agreement pursuant to paragraph (b), the Company shall be under no obligation to Employee, except to pay his or her accrued and unpaid Base Salary, Bonus and paid leave payments to the date of termination, and any vested portion of the Plan, and Employee shall not be entitled to receive any Base Salary or Bonus after the date of termination, any unvested portion of the Plan, any vested but unexercised options under the Option Plan, any unvested options under the Option Plan or any shares that have not yet been issued upon exercise of an option under the Option Plan.

     (c) In the event of the termination of this Agreement by Employee or the Company pursuant to paragraph (c), (d) or (e) of Section 6, Employee shall be entitled to receive all of the compensation and benefits provided herein until the later of (i) the date the Term would have expired absent any termination of this Agreement, or (ii) six (6) months from the effective date of such termination (such later date being herein referred to as the "Final Payment Date"). In the event of any termination pursuant to Section 6 (e), any payments pursuant to this Section 7 shall be reduced by any disability benefits received by the Employee pursuant to any disability insurance provided by the Company or purchased by the Employee (the cost of which is reimbursed by the Company). If the Company and Employee shall become involved in a dispute relating to any alleged breach of this Agreement by the Company or Employee, and if Employee prevails (by judgment, settlement or otherwise) in such dispute, the Company shall reimburse Employee for all reasonable costs (including reasonable fees and disbursements of counsel) incurred by him in connection with such dispute upon presentation to the Company of evidence of such costs.

                  8.       Non-compete and Other Restrictive Covenants.

     (a) Employee covenants and agrees that Employee will not, at all times during the Term and for a period of one (1) year after the termination or expiration of this Agreement, directly or indirectly in competition with the business of the Company or its affiliates: (i) solicit any business or contracts from any customers of the Company or its affiliates, any past customers of the Company or its affiliates, or any prospective customers (as defined below) of the Company except as necessitated by Employee's position with the Company and then only in furtherance of the business interests of the Company or its affiliates; (ii) induce or attempt to induce any such customer to alter its business relationship with the Company or its affiliates except as necessitated by Employee's position with the Company and then only in furtherance of the business interests of the Company or its affiliates; (iii) solicit or induce or attempt to solicit or induce any employee of the Company or its affiliates to leave the employ of the Company or any of its affiliates for any reason whatsoever or hire any employee or any person who was an employee of the Company or its affiliates within the twelve (12) month period prior to such hiring; or (iv) engage in, participate in, represent in any way or be connected with, as officer, director, partner, owner, employee, agent, sales representative, distributor, independent contractor, consultant, proprietor, stockholder (except for the ownership of a less than five percent (5%) stock interest in a publicly traded company) or otherwise, any business or activity competing directly or indirectly with the business of the Company or its affiliates (or any part thereof) anywhere in the United States where the Company (or any subsidiary or affiliate) is engaged or has reasonably firm plans to engage in business. Any of the obligations of Employee under this Section 8(a) may be waived by the Company upon written notice to that effect given to Employee.

                           For purposes of this Section 8(a), (A) a "prospective
customer" shall mean potential customers which the Company or any of its affiliates has solicited concerning potential business at any time during the one (1) year period preceding the expiration or termination of the Term; and (B) the "business of the Company or its affiliates" shall be deemed to be the provision of management and consulting services to government and commercial clients and any other business or activities in which the Company or its affiliates is engaged.

     (b) Employee covenants and agrees that Employee will not, for two (2) years after the termination or expiration of this Agreement, without the prior written consent of the Board of Directors or a person authorized by the Board of Directors, directly or indirectly, reveal or disclose to third parties any information concerning or related to the business or affairs of the Company or any of its affiliates, including, but not limited to services, software products, marketing plans and business strategies, which is considered confidential by the Company and which is not, at the time in question, generally available to the public ("Confidential Information"). The Company shall have no obligation to specifically identify any information as to which the protection of this Section 8(b) extends by any notice or other action, and Employee agrees that all information not available or known to the public relating to the business of the Company or its affiliates, and their software, products, services, marketing plans and/or business strategies shall be deemed Confidential Information.
     (c) The covenants contained in this Section 8 shall be construed as a series of separate and severable --------- covenants. Employee and the Company agree that if in any proceeding, the tribunal shall refuse to enforce fully any covenants contained herein because such covenants cover too extensive a geographic area or too long a period of time or for any other reason whatsoever, any such covenant shall be deemed amended to the extent (but only to the extent) required by law. Each party acknowledges and agrees that the services to be rendered by Employee to the Company hereunder are of a special and unique character. Each party shall have the right to injunctive relief, in addition to all of its other rights and remedies at law or in equity, to enforce the provisions of this Agreement.
     (d) The obligations of Employee under this Section 8 shall survive the termination or expiration of the Term.
     9. Proprietary Rights. (a) At all times during the Term, all right, title, and interest in all copyrightable material which Employee shall conceive or originate, either individually or jointly with others, and which arise out of the performance of this Agreement, will be the property of the Company and are by this Agreement assigned to the Company along with ownership of any and all copyrights in the copyrightable material. At all times during the Term, Employee agrees to execute all papers and perform all other acts necessary to assist the Company to obtain and register copyrights on such materials in any and all countries, and the Company agrees to pay expenses associated with such copyright registration. Works of authorship created by Employee for the Company in performing his responsibilities under this Agreement during the Term shall be considered "works made for hire" as defined in the U.S. Copyright Act. In addition, Employee hereby assigns to the Company all proprietary rights including, but not limited to, all patents, copyrights, trade secrets and trademarks Employee might otherwise have, by operation of law or otherwise, in all inventions, discoveries, works, ideas, information, knowledge and data related to Employee's access to confidential information of the Company during the Term.
     (b) All know-how and trade secret information conceived or originated by Employee which arises out of the performance of his obligations or responsibilities under this Agreement during the Term shall be the property of the Company, and all rights therein are by this Agreement assigned to the Company.
     (c) If, during the Term, Employee is engaged in or associated with the planning or implementing of any project, program or venture involving the Company and a third party or parties all rights in such project, program or venture shall belong to the Company. Except as formally approved by the Company's Board of Directors, Employee shall not be entitled to any interest in such project, program or venture or to any commission, finder's fee or other compensation in connection therewith other than the compensation to be paid to Employee as provided in this Agreement.

     (d) Upon termination of the Term of this Agreement, Employee shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations, customer and prospective customer lists, and copies of all of the foregoing, which are the property of the Company, and all other property, trade secrets and confidential information of the Company, including, but not limited to, all documents which in whole or in part contain any trade secrets or confidential information of the Company, which in any of these cases are in his possession or under his control.

     (e) At all times during the Term and thereafter, Employee further agrees to execute and deliver any additional documents, instruments, applications, oaths or other writings necessary or desirable to further evidence the assignments described in this Section 9 ("Supporting Documents"). If Employee fails or refuses to execute or deliver any Supporting Documents, Employee hereby agrees for himself and his successors, assigns, donees, executors, administrators, transferees and personal representatives, to the fullest extent permitted by law, that the Chief Executive Officer of the Company shall be appointed, and the same is hereby irrevocably appointed, Employee's attorney-in-fact with full authority to execute Supporting Documents and perform all other acts necessary to further evidence such assignments.
     (f) The obligations of Employee under this Section 9 shall survive the termination or expiration of the Term.

                  10.      Notice.

     All notices or other communications which may be or are required to be given, served or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, facsimile or telegram, addressed as follows:
                           (a)      If to the Company:

                                    Hagler Bailly Consulting, Inc.
                                    1530 Wilson Boulevard
                                    Arlington, Virginia  22209
                                    Telecopier No.:  (703) 528-8573
             Attention: Stephen V.R. Whitman, Vice President and General Counsel

                           (b)      If to Employee:

                                    Jasjeet Cheema
                                    24000 Chestnut Way
                                    Calabasas, California  91302
                                    Telecopier No.:  (___) ____________


Each party may designate by notice in writing a new address to which any notice or other communication may thereafter be so given, served or sent. Each notice or other communication which shall be mailed or transmitted in the manner described above, shall be deemed sufficiently given, served, sent, delivered and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt or the affidavit of messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

                  11.      Severability.

                           If any part or any provision of this Agreement  shall
be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Agreement.

                  12.      Survival.

     It is the express intention and agreement of the parties hereto that all covenants, agreements and statements made by any party in this Agreement shall survive the execution and delivery of this Agreement, and that certain covenants, agreements and statements shall survive the termination or expiration of the Term to the extent specified in Sections 6, 7, 8 and 9 hereof.

                  13.      Waiver.

     Neither the waiver of any of the parties hereto of any breach of or default under any of the provisions of this Agreement, nor the failure of any of the parties, on one or more occasion, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall thereafter be construed as a waiver of any subsequent breach or default, or as a waiver of any such provisions, rights, or privileges hereunder.

                  14.      Binding Effect.

                           This Agreement  shall be binding upon and shall inure
to the benefit of the parties hereto and, subject to
Section 19 hereof, their respective heirs, devisees, executors, administrators, legal representatives, successors and assigns. As used in this Agreement, the term "successor" shall include any person, firm, corporation or other business entity which at any time, whether by merger, purchase or otherwise, acquires all or substantially all of the assets or business of the Company.

                  15.      Entire Agreement.

     As of immediately prior to the Effective Time of the Merger, this Agreement (a) represents the entire understanding and agreement among the parties hereto with respect to the subject matter hereof and, supersedes, cancels and terminates all other negotiations, agreements, arrangements and understandings, oral or written, between such parties with respect thereto, (b).constitutes the sole agreement between the parties with respect to this subject matter, and (c) supersedes, cancels and terminates all prior negotiations, agreements, arrangements and understandings, oral or written, with respect to (i) the Employee's employment with TB&A or any affiliate of TB&A, and (ii) any other obligations or liabilities of the Employee with TB&A or any affiliate of TB&A.

                  16.      Amendment.

     No amendment or modification of this Agreement and no waiver hereunder or thereunder shall be valid or binding unless set forth in writing, duly executed by the party against whom enforcement of the amendment, modification or waiver is sought.

                  17.      Governing Law.

     This Agreement shall be subject to and governed by the laws of the Commonwealth of Virginia (excluding the choice of law rules thereof).

                  18.      Forum.

     Subject to Section 20, at all times during the Term, (a) Employee irrevocably submits to the exclusive jurisdiction of any Virginia court or Federal court sitting in Virginia, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby that is not subject to arbitration, and Employee irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such Virginia or Federal court; (b) Employee irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to Employee at his address specified in Section 10; (c) Employee irrevocably confirms that service of process out of such courts in such manner shall be deemed due service upon him for the purposes of such action or proceeding; (d) Employee irrevocably waives (i) any objection he may have to the laying of venue of any such action or proceeding in any of such courts, or (ii) any claim that he may have that any such action or proceeding has been brought in an inconvenient forum; and (e) Employee irrevocably agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 18 shall affect the right of any party hereto to serve legal process in any manner permitted by law.

                  19.      Assignment.

     This Agreement  shall not be assignable by either party hereto  without the prior written consent of the other party hereto, except that without securing such consent the Company may assign its rights and obligations hereunder to any successor entity to the Company by operation of law or otherwise.

                  20.      Arbitration.

                  In the event of any dispute between the parties under or relating to this Agreement or otherwise relating to Employee's employment by the Company, such dispute shall be submitted to and settled by arbitration in Arlington, Virginia, by one arbitrator but otherwise in accordance with the rules and regulations of the American Arbitration Association (AAA) then in effect. The arbitrator shall have the right and authority to determine how his or her award or decision as to each issue and matter in dispute may be implemented or enforced. Any decision or award or decision may be entered in any court of competent jurisdiction in the Commonwealth of Virginia or elsewhere; and the parties hereto consent to the application by any party in interest to any court of competent jurisdiction for confirmation or enforcement of such award.

                  21.      Headings.

     Headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.
                  22.      Execution in Counterparts.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original hereof, and all of which together shall constitute one and the same instrument.
                  23.      Termination of Merger Agreement.

     This Agreement shall automatically terminate and be of no force or effect upon the termination of the Merger Agreement.

17


                  IN WITNESS WHEREOF, the undersigned have duly executed this Employment Agreement, or have caused this Employment Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.

                         HAGLER BAILLY CONSULTING, INC.



By: /s/ Henri-Claude Bailly
Name: Henri Claude Bailly
Title: Chief Executive Officer



                                                     JASJEET CHEEMA
                                                     /s/ JASJEET CHEEMA